EXHIBIT 99.1

PROJECT ENDURING VALUE ADVISORY COUNCIL FORMED BY ZANETT

Paul Graziani, CEO of Analytical Graphics, Inc. Joins as First Outside Member

New York, New York-- (BUSINESS WIRE) - October 20, 2005- Zanett Inc. ("Zanett") (NASDAQ: ZANE) today announced the formation of an Advisory Council to provide strategic vision and industry wisdom to the Company's Defense and Intelligence Segment. The Zanett Enduring Value Advisory Council is comprised of Zanett Board Members: Lt. General Jay W. Kelley (USAF, Ret.) and R. Evans Hineman (former CIA Deputy Director for Science & Technology, and former President of TASC) along with new members, which will include industry leaders from Homeland Defense, Homeland Security and the Intelligence communities. Paul Graziani, Chief Executive Officer of Analytical Graphics, Inc. (AGI) and developer of Satellite Took Kit (STK(r)), the international standard in analysis and visualization software for national security and space applications, joins the council as its first industry member.

"We're delighted to have someone as skilled and knowledgeable as Paul join our team and look forward to benefiting from both his business and technical experience as Zanett expands its government business," noted David McCarthy, CEO of Zanett.

"Advancing the tools available to the defense and intelligence communities is essential in today's environment, and I'm pleased to be a part of a team that is doing just that," stated Graziani.

"Paul is a leading industry authority on data representation and analysis, including that from the geospatial sector," added Jack Rapport, CFO/COO and Executive Director of Project Enduring Value. "His insight will be invaluable as we acquire and grow in the Data Exploitation, Analysis, Representation, Command, Control, Communications and Computing ("DExARC4") sector of Homeland Defense and Intelligence."

The Zanett Enduring Value Advisory Council will consult with Zanett's management team and Board of Directors and help guide the direction and marketing of the Company's government segment.

About Zanett
Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and classified government agencies involved in Homeland Defense and Homeland Security. The Company operates in two segments: Government Solutions and Commercial Solutions. Collectively, the Company and its solutions practices are referred to as The IT Commonwealth (TM).

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

Zanett's overarching mission is to provide comprehensive solutions that exceed client expectations, are delivered on time and within budget, and achieve superior results.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, Denver and Orange County, California. Founded in 2000, Zanett is listed on the Nasdaq Capital Market under the symbol ZANE.

Contact:
Claudio Guazzoni or David McCarthy, 646-502-1800 corporaterelations@zanett.com

About Project Enduring Value
In the Government sector Zanett currently specializes in providing advanced, highly classified software and satellite engineering services with domain expertise in signals data exploitation and representation. It also provides IT infrastructure solutions for applications in Homeland Defense and Homeland Security. Its services are delivered either as a prime contractor or as a subcontractor to larger defense companies.

Zanett's growth strategy, referred to as "Project Enduring Value", consists of acquiring independent companies that deliver mission critical, proprietary solutions for the Department of Defense and Intelligence communities. Its "Task Force" organizational model preserves the unique characteristics of each acquired company while enhancing collaboration and achieving back office economies of scale. Zanett's goal is to become the premier, mid-tier solutions provider in the area of data exploitation, analysis, representation and C4 ("DExARC4"), with plans of growing large enough to handle the most demanding and complex problems posed by asymmetrical threats, while remaining small enough to be innovative, agile, and responsive to customer needs.

About Analytical Graphics, Inc. (AGI)
AGI provides software to more than 30,000 national security and space professionals for integrated analyses of land, sea, air, and space assets. Key applications include: geospatial intelligence initiatives, battlespace management, space systems, and national defense programs. For additional information about AGI or its commercially available software technologies, including its free flagship product STK and AGI Viewer freeware, e-mail info@agi.com or explore www.agi.com.

Certain statements in this news release regarding projected results of operations, including, but not limited to, projections of revenue, other future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the risks and uncertainties that may affect Zanett, Inc., see Zanett, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2004 and its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005.